Exhibit 99.1

News Release

ascena retail group, Inc. reports

Second quarter 2014 results

– GAAP EPS $0.19; adjusted eps $0.23 –

– Total COMPARABLE SALES FLAT –

– fISCAL 2014 EPS NOW EXPECTED TO BE $1.00 - $1.05 –

SUFFERN, NY – March 3rd, 2014 – Ascena Retail Group, Inc. (NASDAQ – ASNA) (the “Company”) today reported financial results for its fiscal second quarter ended January 25th, 2014.

For the second quarter of Fiscal 2014, earnings from continuing operations were $0.19 per diluted share. This compares to earnings from continuing operations of $0.23 per diluted share in the same period of Fiscal 2013. Adjusted earnings from continuing operations in the second quarter of Fiscal 2014 were $0.23 per diluted share, compared to $0.26 per diluted share in the prior year’s second quarter. The decrease in diluted earnings per share was primarily due to profit declines at Justice and increased operating expenses from growth-related investments in new stores, merchandising/design resources and e-commerce capability. Reference should be made to Note 2 in the accompanying unaudited consolidated financial information for a discussion of the use of “Non-GAAP Financial Measures.”

David Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “Second quarter net income was slightly above our revised expectations, despite softer than expected sales in January driven primarily by challenging weather that continued to negatively impact sales into early March.  However, in warmer regions sales have been in line with expectations. We are implementing promotional strategies and receipt flow adjustments to bring inventory balances back to targeted levels.”

Jaffe further commented, “We made very good progress on our longer range strategic priorities during the quarter, including our synergy initiatives, which will position the business for long term growth. We have completed construction of our new national retail distribution center and are on track to go live this spring at our new e-commerce fulfillment center.”

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. (NASDAQ: ASNA) is a leading specialty retailer offering clothing, shoes, and accessories for missy and plus-size women under the Lane Bryant, Cacique, maurices, dressbarn and Catherines brands; and for tween girls and boys, under the Justice and Brothers brands. Ascena Retail Group, Inc. operates through its subsidiaries approximately 3,900 stores throughout the United States, Puerto Rico and Canada.

For more information about Ascena Retail Group, Inc. and its brands, visit www.ascenaretail.com, www.lanebryant.com, www.maurices.com, www.dressbarn.com, www.catherines.com, www.cacique.com, www.shopjustice.com, and www.shopbrothers.com.

Fiscal Second Quarter Results

Net sales for the second quarter of Fiscal 2014 increased 2% to $1.267 billion, compared to $1.238 billion in the second quarter of Fiscal 2013. This growth was driven by new stores, with consolidated total comparable sales flat vs. the second quarter last year. Consolidated comparable store sales were down 3% for the period. Consolidated e-commerce sales increased by 28% to $149 million.

The Company’s comparable sales data for the fiscal second quarter is summarized below:

ascena store comparable sales	(3%)
ascena e-commerce comparable sales	28%

	Total	Net Sales (millions)
	Comparable Sales	January 25, 2014	January 26, 2013
Justice	(5%)	$434.0	$441.9
Lane Bryant	8%	278.7	259.4
maurices	(1%)	250.5	240.7
dressbarn	Flat	224.8	221.4
Catherines	10%	78.5	74.1
Total Company	Flat	$1,266.5	$1,237.5

Gross margin for the second quarter of Fiscal 2014 increased to $688.3 million, or 54.3% of sales, compared to $662.1 million, or 53.5% of second quarter sales last year. The gross margin rate increase was primarily due to rate improvement across most brands and markdown timing, partially offset by inventory-related markdown challenges at Justice.

Buying, distribution and occupancy (“BD&O”) costs for the second quarter of Fiscal 2014 were $232.0 million, or 18.3% of sales, compared to $198.1 million, or 16.0% of second quarter sales last year. The increase is largely related to store growth and investments in headcount to support future growth and strategic initiatives. The Company continues to anticipate the capture of certain integration-related efficiencies in its distribution structure over time as it implements its centralized logistics and distribution strategy.

Selling, general and administrative (“SG&A”) expenses for the second quarter of Fiscal 2014 were $354.6 million, or 28.0% of sales, compared to $348.6 million, or 28.2% of second quarter sales last year. The increase is largely due to marketing and e-commerce spend, along with headcount increases to support future growth.

Operating income for the second quarter of Fiscal 2014 was $49.0 million, or 3.9% of sales, compared to $68.3 million, or 5.5% of sales last year. On an adjusted basis, operating income for the second quarter of Fiscal 2014 was $59.0 million, or 4.7% of sales compared to $75.1 million, or 6.1% of sales last year. Flow through on revenue growth and gross margin rate improvement was offset by increased operating expenses and depreciation.

The effective tax rate for the second quarter of Fiscal 2014 was 30.9%, which was lower than the Company’s expectations. Favorability was driven by our revised full year earnings estimate, along with the impact of an increase in permanent international investments. The effective tax rate was 39.3% in the second quarter last year.

Income from continuing operations for the second quarter of Fiscal 2014 was $32.4 million as compared to $37.8 million in the prior year’s second quarter. On an adjusted basis, income from continuing operations for the second quarter of Fiscal 2014 was $38.6 million, as compared to $42.9 million in the prior year’s second quarter.

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Fiscal Second Quarter Balance Sheet Highlights

The Company ended the second quarter of Fiscal 2014 with cash and investments of $173.7 million and total debt of $131.6 million, compared to $189.4 million of cash and investments and $135.6 million of debt at the end of Fiscal 2013.

Fiscal Year 2014 Earnings Guidance Revision

The Company is reducing its guidance for adjusted earnings per diluted share from continuing operations for the fiscal year ending July 2014, and now sees performance between $1.00 to $1.05. This guidance excludes any one-time, acquisition-related integration and restructuring costs that may be incurred during the fiscal year. The Company noted that its guidance is based upon the following key assumptions:

-	Total comparable sales are expected to increase low single digits
-	The Company’s effective tax rate is expected to be 36%
-	Investment in capital expenditures in the range of $475 to $500 million
-	Net new store growth in the range of 50 to 70 units

Conference Call Information

The Company will conduct a conference call today, March 3, 2014, at 4:30 PM Eastern Time to review its second quarter Fiscal 2014 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 399-5124 prior to the start time, the passcode is 60779538. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until April 7, 2014 by dialing (617) 801-6888, the passcode is 61852488.

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Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

Non-GAAP Financial Results

Ascena’s financial results for its fiscal second quarter ended January 25, 2014 reflect certain acquisition-related integration and restructuring costs in connection with the Charming Acquisition. Additionally, the Company also incurred in Fiscal 2014 certain charges related to accelerated depreciation of certain assets that will ultimately be displaced by the Company’s supply chain and technology integration efforts. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. As such, adjusted results for the second quarter of both Fiscal 2014 and Fiscal 2013, which exclude the effect of such costs, have been presented to supplement the reported results for each period. Reference should be made to Note 2 of the unaudited consolidated financial information included elsewhere in this release for a reconciliation of adjusted, non-GAAP financial measures to the most directly comparable GAAP financial measures.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(845) 369-4600

ICR, Inc.
James Palczynski
Senior Managing Director
(203) 682-8229
jp@icrinc.com

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (Unaudited)

(millions, except per share data)

	Second Quarter Ended
	January 25, 2014	% of Net Sales	January 26, 2013	% of Net Sales
Net sales	$1,266.5	100.0%	$1,237.5	100.0%
Cost of goods sold	(578.2)	(45.7%)	(575.4)	(46.5%)
Gross margin	688.3	54.3%	662.1	53.5%
Other costs and expenses:
Buying, distribution and occupancy costs	(232.0)	(18.3%)	(198.1)	(16.0%)
Selling, general and administrative expenses	(354.6)	(28.0%)	(348.6)	(28.2%)
Acquisition-related, integration and restructuring costs	(6.9)	(0.5%)	(6.8)	(0.5%)
Depreciation and amortization expense	(45.8)	(3.6%)	(40.3)	(3.3%)
Operating income	49.0	3.9%	68.3	5.5%
Interest expense	(1.6)	(0.1%)	(4.8)	(0.4%)
Interest and other (expense) income, net	(0.5)	--	0.2	--
Loss on extinguishment of debt	--	--	(1.4)	(0.1%)
Income from continuing operations before provision for income taxes	46.9	3.7%	62.3	5.0%
Provision for income taxes from continuing operations	(14.5)	(1.1%)	(24.5)	(2.0%)
Income from continuing operations	32.4	2.6%	37.8	3.1%
(Loss) income from discontinued operations, net of taxes	(0.5)	--	9.4	0.8%
Net income	$31.9	2.5%	$47.2	3.8%
Net income per common share - basic:
Continuing operations	$0.20		$0.24
Discontinued operations	--		$0.06
Total net income per basic common share	$0.20		$0.30

Net income per common share - diluted:
Continuing operations	$0.19		$0.23
Discontinued operations	--		$0.06
Total net income per diluted common share	$0.19		$0.29

Weighted average common shares outstanding:
Basic	160.9		157.2
Diluted	164.9		162.9

See accompanying notes.

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Ascena Retail Group, Inc.

Consolidated Statements of Operations (Unaudited)

(millions, except per share data)

	Six Months Ended
	January 25, 2014	% of Net Sales	January 26, 2013	% of Net Sales
Net sales	$2,463.1	100.0%	$2,375.0	100.0%
Cost of goods sold	(1,064.8)	(43.2%)	(1,056.3)	(44.5%)
Gross margin	1,398.3	56.8%	1,318.7	55.5%
Other costs and expenses:
Buying, distribution and occupancy costs	(451.3)	(18.3%)	(404.9)	(17.0%)
Selling, general and administrative expenses	(707.8)	(28.7%)	(681.5)	(28.7%)
Acquisition-related, integration and restructuring costs	(12.2)	(0.5%)	(13.2)	(0.6%)
Depreciation and amortization expense	(92.4)	(3.8%)	(77.9)	(3.3%)
Operating income	134.6	5.5%	141.2	5.9%
Interest expense	(3.1)	(0.1%)	(9.6)	(0.4%)
Interest and other (expense) income, net	(0.5)	--	0.5	--
Loss on extinguishment of debt	--	--	(1.4)	(0.1%)
Income from continuing operations before provision for income taxes	131.0	5.3%	130.7	5.5%
Provision for income taxes from continuing operations	(44.3)	(1.8%)	(46.7)	(2.0%)
Income from continuing operations	86.7	3.5%	84.0	3.5%
(Loss) income from discontinued operations, net of taxes	(2.2)	(0.1%)	6.3	0.3%
Net income	$84.5	3.4%	$90.3	3.8%

Net income per common share - basic:
Continuing operations	$0.54		$0.54
Discontinued operations	$(0.01)		$0.04
Total net income per basic common share	$0.53		$0.58

Net income per common share - diluted:
Continuing operations	$0.52		$0.52
Discontinued operations	$(0.01)		$0.04
Total net income per diluted common share	$0.51		$0.56

Weighted average common shares outstanding:
Basic	160.0		156.2
Diluted	164.9		162.2

See accompanying notes.

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Ascena Retail Group, Inc.

Consolidated Balance Sheets (Unaudited)

(millions)

	January 25, 2014	July 27, 2013
ASSETS
Current assets:
Cash and cash equivalents	$170.1	$186.4
Short-term investments	3.6	3.0
Inventories	541.1	540.9
Assets related to discontinued operations	0.2	38.8
Deferred tax assets	56.3	53.0
Prepaid expenses and other current assets	130.1	120.7
Total current assets	901.4	942.8
Property and equipment, net	975.7	824.8
Goodwill	581.4	581.4
Other intangible assets, net	449.8	451.1
Other assets	74.9	71.6
Total assets	$2,983.2	$2,871.7
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$228.4	$259.2
Accrued expenses and other current liabilities	317.6	301.4
Deferred income	83.0	61.2
Liabilities related to discontinued operations	2.9	21.5
Income taxes payable	6.5	8.7
Current portion of long-term debt	0.6	0.6
Total current liabilities	639.0	652.6
Long-term debt	131.0	135.0
Lease-related liabilities	242.5	242.9
Deferred income taxes	141.8	131.7
Other non-current liabilities	157.3	153.1
Total liabilities	1,311.6	1,315.3
Equity	1,671.6	1,556.4
Total liabilities and equity	$2,983.2	$2,871.7

See accompanying notes.

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Ascena Retail Group, Inc.

Segment Information (Unaudited)

(millions)

	Second Quarter Ended		Six Months Ended
	January 25, 2014	January 26, 2013	January 25, 2014	January 26, 2013
Net sales:
Justice	$434.0	$441.9	$806.5	$800.2
Lane Bryant	278.7	259.4	526.4	489.2
maurices	250.5	240.7	492.6	465.3
dressbarn	224.8	221.4	482.0	473.4
Catherines	78.5	74.1	155.6	146.9
Total net sales	$1,266.5	$1,237.5	$2,463.1	$2,375.0

	Second Quarter Ended		Six Months Ended
	January 25, 2014	January 26, 2013	January 25, 2014	January 26, 2013
Operating income (loss):
Justice	$48.2	$91.0	$100.1	$147.3
Lane Bryant	(3.2)	(15.5)	(7.3)	(32.5)
maurices	23.7	27.7	51.8	57.3
dressbarn	(14.3)	(25.2)	(5.2)	(16.2)
Catherines	1.5	(2.9)	7.4	(1.5)
Subtotal	55.9	75.1	146.8	154.4
Less unallocated acquisition-related, integration and restructuring costs	(6.9)	(6.8)	(12.2)	(13.2)
Total operating income	$49.0	$68.3	$134.6	$141.2

See accompanying notes.

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Ascena Retail Group, Inc.

Notes to Consolidated Financial Information (Unaudited)

Note 1. Basis of Presentation

Discontinued Operations

Contemporaneously with the June 2012 acquisition of Charming Shoppes, Inc. (the “Charming Acquisition”), the Company announced its intent to cease operating the acquired Fashion Bug business and its intent to sell the acquired Figi’s business. The Fashion Bug business ceased operations in February 2013 and the Company closed on the sale of the net assets of the Figi’s business in October 2013.

Those businesses have been classified as discontinued operations within the unaudited consolidated financial statements. As such, assets and liabilities relating to discontinued operations have been segregated and separately disclosed in the balance sheet as of the end of each period. In turn, operating results for those businesses have also been segregated and reported separately in the statement of operations for Fiscal 2014 and Fiscal 2013.

Note 2. Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s ongoing operations on a comparable basis, the Company has provided Fiscal 2014 and Fiscal 2013 financial measures in this press release that reflect certain acquisition-related integration and restructuring costs in connection with the Charming Acquisition. Additionally, the Company also incurred certain charges for the accelerated depreciation of certain assets that will ultimately be displaced by the Company’s supply chain and technology integration efforts. Management believes that all of such costs are not indicative of the Company’s underlying operating performance. Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude certain costs. All information below is presented for the Company’s continuing operations.

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(in millions, except per share amounts)	Second Quarter
	FY 2014
	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$46.9	$(14.5)	$32.4	$0.19
Adjustments:
Acquisition-related integration and restructuring costs	6.9	(2.6)	4.3	0.03
Accelerated depreciation related to integration	3.1	(1.2)	1.9	0.01
Adjusted basis – continuing operations	$56.9	$(18.3)	$38.6	$0.23

	Second Quarter
	FY 2013
	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis – continuing operations	$62.3	$(24.5)	$37.8	$0.23
Adjustments:
Acquisition-related integration and restructuring costs	6.8	(2.6)	4.2	0.03
Loss on extinguishment of debt	1.4	(0.5)	0.9	--
Adjusted basis – continuing operations	$70.5	$27.6	$42.9	$0.26

	Second Quarter
Operating Income: (in millions)	FY 2014	FY 2013
Reported basis – continuing operations	$49.0	$68.3
Adjustments:
Acquisition-related integration and restructuring costs	6.9	6.8
Accelerated depreciation related to integration	3.1	--
Adjusted basis – continuing operations	$59.0	$75.1

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